       E-18                                       EXHIBIT 10.07













                    MAYFLOWER CONTRACT SERVICES, INC.

                         EXECUTIVE RETIREMENT PLAN

                              APRIL 1, 1993

                    TABLE OF CONTENTS
Article 1 Definitions ................................1,2
Article 2 Eligibility.................................2
     2.1  Selection...................................2
     2.2  Participation Agreement.....................2
Article 3 Normal Retirement Benefit...................3
     3.1  Normal Retirement Benefit...................3
     3.2  Mode of Payment.............................3
     3.3  Time of Payment.............................3
     3.4  Calculation of Benefit......................3,4
Article 4 Early Retirement Benefit....................4
     4.1  Early Retirement Benefit....................4
     4.2  Mode of Payment.............................4
     4.3  Time of Payment.............................4
     4.4  Calculation of Benefit......................4
Article 5 Disability Benefit..........................5
     5.1  Disability Benefit..........................5
     5.2  Mode of Payment.............................5
     5.3  Time of Payment.............................5
     5.4  Calculation of Benefit......................5
     5.5  Return to Employment........................5
Article 6 Death Benefit...............................6
     6.1  Death Benefit...............................6
     6.2  Mode of Payment.............................6
     6.3  Time of Payment.............................6
     6.4  Calculation of Benefit......................6
Article 7 Beneficiary Designation.....................6
     7.1  Beneficiary Designation.....................6
     7.2  Change of Beneficiary Designation...........7
     7.3  No Beneficiary Designation..................7
     7.4  Effect of Payment...........................7
Article 8 Termination, Amendment or Modification......7
     8.1  Termination.................................7
     8.2  Amendment...................................7
Article 9 Miscellaneous...............................7
     9.1  Unsecured General Creditor .................7
     9.2  Nonassignability............................8
     9.3  Not a Contract of Employment................8
     9.4  Protective Provisions.......................8
     9.5  Terms.......................................8
     9.6  Captions....................................8
     9.7  Governing Law...............................8
     9.8  Validity....................................8
     9.9  Notice......................................9
     9.10 Successors..................................9
     9.11 Payment to Legal Representatives............9
Article 10  Administration............................10
     10.1 Committee Duties............................10
     10.2 Agents......................................10
     10.3 Binding Effect of Decisions.................10
     10.4 Indemnity of Committee......................10
     10.5 Employer Information........................10
     10.6 Change in Payments..........................10

                       EXECUTIVE RETIREMENT PLAN
                                 OF
                     MAYFLOWER CONTRACT SERVICES, INC.

The purpose of this Plan is to provide an Employer-paid benefit to a select group of key employees who contribute materially to the continued growth, development and future business success of Mayflower Contract Services, Inc.

                           Article 1
                          Definitions

For purpose hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Average Final Compensation" shall mean a Participant's average annual compensation during the five (5) calendar years of his participation immediately preceding Retirement.

1.2 "Beneficiary" shall mean the person or persons, or the entity designated by the Participant to receive any benefits payable under this Plan upon the death of the Participant. Any Beneficiary designation shall be made by written instrument filed with the Committee and shall become effective only when received, accepted and acknowledged in writing by the Committee.

1.3 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with its provisions pursuant to Article 10.

1.4 "Compensation" shall mean the gross fixed salary or wage of a Participant in any applicable calendar year, excluding overtime, premiums, bonuses, or other nonrecurring compensation.

1.5 "Disability" shall mean a period of time during which a Participant cannot perform his job with the Employer and said Participant has been characterized as "disabled" by the Employer's long-term disability insurance carrier.

1.6 "Early Retirement Date" shall be the date a Participant terminates his employment on or after the Participant's 55th birthday if said Participant has ten (10) or more consecutive Years of Participation.

1.7  "Employer" shall mean Mayflower Contract Services, Inc.

1.8 "Normal Retirement Date" shall be the first day of the month following the month in which the Participant attains his sixty-fifth (65) birthday if said Participant has ten (10) or more consecutive Years of Participation.

1.9 "Participant" shall mean a person in the regular full-time employ of the Employer who is a key employee selected for participation in the Plan by the Employer's Board of Directors, and who elects to participate in the Plan by completing and executing a Participation Agreement.

1.10 "Participation Agreement" shall mean the form of written agreement, as amended from time to time, which is entered into by and between the Employer and a Participant.

1.11 "Plan" shall mean the Mayflower Contract Services, Inc.
     Executive Retirement Plan which shall be evidenced by each Participation Agreement and by this instrument, as amended from time to time.

1.12 "Plan Year" shall mean the 12 consecutive month period commencing on April 1, and ending on the following March 31.

1.13 "Retirement" and "Retire" shall mean severance from employment with the Employer at, or after, the Participant's
     Normal or Early Retirement Date.

1.14 "Termination of Employment" shall mean the ceasing of employment with the Employer, voluntarily or involuntarily, for any reason.

1.15 "Years of Participation" shall mean the number of full Plan
     Years the Participant has participated in the plan.

                                Article 2
                               Eligibility

2.1 Selection. The Employer's Board of Directors shall have the sole discretion to determine the employees who are eligible to become Participants in accordance with the purpose of the Plan and to determine the initial classification in which a Participant is categorized pursuant to Section 3.4 of this Plan.

2.2 Participation Agreement. As a condition of participation, each Participant so selected shall complete, execute and return to the Committee a Participation Agreement and comply with further conditions as may be established by the Committee. An Employee shall be deemed a Participant in this Plan upon presenting to the Committee his executed Participation Agreement.

                            Article 3
                    Normal Retirement Benefit

3.1 Normal Retirement Benefit. A Participant shall be eligible for a Normal Retirement Benefit if his Termination of Employment occurs on or after his Normal Retirement Date and if he has completed at least ten (10) consecutive Years of Participation. A Normal Retirement benefit is an annual amount, regardless of the mode or time of payment.

3.2 Mode of Payment. A Participant may elect to receive his Normal Retirement Benefit, calculated pursuant to Section
     3.4 of this Plan, each year for a period of fifteen (15) years or alternatively, a Participant may elect that the Committee calculate the present value of his anticipated receipt of a Normal Retirement Benefit for fifteen (15) years and pay the same to the Participant in lump sum. The discount rate used to calculate the lump sum benefit will be determined by the Committee and shall be representative of rates used for similar calculations at the time the lump sum computation is made. If a Participant elects to receive a Normal Retirement Benefit each year for a period of fifteen
     (15) years, the frequency of said payments (i.e., whether annually, semi-annually, quarterly or monthly) will be determined by the Committee following consultation with the Participant.

3.3 Time of Payment. If a Participant elects to receive a Normal Retirement Benefit each year for a period of fifteen
     (15) years, payments shall commence as soon as practicable after the Committee has determined how frequently said payments will be made. If a Participant elects to receive a lump sum payment, said payment will be made as soon as practicable after the Committee has calculated the present value of the Participant's benefit.

3.4 Calculation of Benefit. There shall be three (3) classifications of Normal Retirement Benefit within the Plan. A Participant shall be advised at the time he executes a Participation Agreement in which of the three categories he is classified. If a Participant is moved from one classification to another during the term of his employment, the Committee shall notify the Participant in writing of the reclassification and the reason(s) therefor. Any change in a Participant's classification will be subject to approval by the Employer's Board of Directors. A Participant is subject to movement by the Committee among the three classifications until his Termination of Employment or Disability. At such time, the Committee shall advise the Participant in which of the three classifications he is categorized for benefit purposes. The Normal Retirement Benefit for each of the classification is as set forth below:

     Category (A) - Sixty percent (60%) of the Participant's
     Average Final Compensation.

     Category (B) - Fifty percent (50%) of the Participant's
     Average Final Compensation.

     Category (C) - Forty-Five percent (45%) of the Participant's
     Average Final Compensation.

                            Article 4
                    Early Retirement Benefit

4.1 Early Retirement Benefit. A Participant shall be eligible for an Early Retirement Benefit if his Termination of Employment occurs on or after his 55th birthday and after he has completed ten (10) or more consecutive Years of Participation.

4.2 Mode of Payment. A Participant may elect to receive his Early Retirement Benefit, calculated pursuant to Section 4.4 of this Plan, each year for a period of fifteen (15) years or alternatively, a Participant may direct the Committee to calculate the present value of his anticipated receipt of an Early Retirement Benefit for fifteen (15) years and pay the same to the Participant in lump sum. The discount rate used to calculate the lump sum benefit will be determined by the Committee and shall be representative of rates used for similar calculations at the time the lump sum computation is made. If a Participant elects to receive an Early Retirement Benefit each year for a period of fifteen (15) years, the frequency of said payments (i.e., whether annually, semi-annually, quarterly or monthly) will be determined by the Committee following consultation with the Participant and consideration of his financial need, as well as the administrative expense to the Plan.

4.3 Time of Payment. If a Participant elects to receive an Early Retirement Benefit each year for a period of fifteen
     (15) years, payments shall commence as soon as practicable after the Committee has determined how frequently said payments will be made. If a Participant elects to receive a lump sum payment, said payment will be made as soon as practicable after the Committee has calculated the present value of the Participant's benefit.

4.4 Calculation of Benefit. A Participant's Early Retirement Benefit is calculated by initially identifying the Participant's classification, pursuant to Section 3.4 of this Plan. Thereafter, a Participant's Normal Retirement Benefit will be reduced by two percent (2%) for each year that his Early Retirement Benefit commences before the year that the Participant would reach the age of sixty-five (65). For example, if a Participant elects to receive an Early Retirement Benefit at age sixty (60), the Early Retirement Benefit would be 10% less than his Normal Retirement Benefit calculated pursuant to Section 3.4 of this Plan.

                            Article 5
                       Disability Benefit

5.1 Disability Benefit. A Participant shall be eligible for a Disability Benefit if he has been classified as "disabled" by the Employer's long-term disability insurance carrier, regardless of the number of Years of Participation he has with the Employer.

5.2 Mode of Payment. A Participant's Disability Benefit will be calculated pursuant to Section 5.4 of this Plan. Said benefit will be paid over a period of no longer than fifteen
     (15) years beginning no earlier than the month after the Participant attains the age of fifty-five (55). The frequency of Disability Benefit payments (i.e., whether annually, semi-annually, quarterly or monthly) will be determined by the Committee following consultation with the Participant and consideration of his financial need, as well as the administrative expense to the Plan.

5.3 Time of Payment. Disability benefit payments shall commence as soon as practicable after the Committee has determined how frequently said payments will be made, or the month after the Participant attains the age of fifty-five (55), whichever occurs later.

5.4 Calculation of Benefit. A Participant's Disability Benefit will be calculated in the same manner as his Normal Retirement Benefit, pursuant to Section 3.4 of this Plan.
     If a participant, at the time of disability, has not accrued five (5) years of Participation with the Employer from which an Average Final Compensation can be computed, his Disability Benefit will be calculated based upon the average Compensation received during the Participant's Year(s) of Participation. However, a Participant's Disability Benefit will be reduced by the amount of payments received by the Participant through the Employer's long-term disability insurance plan.

5.5 Return to Employment. If a Participant who is receiving a Disability Benefit is able to return to employment with the Employer, his Disability Benefit shall immediately cease. The Participant's Normal or Early Retirement Benefit will be reduced by the number of year(s) or portion of a year for which the Participant received a Disability Benefit. Said reduction will apply whether the Participant elects to receive his Retirement Benefit in lump sum or periodic payments. The term of the Participant's Disability will be included in calculating said Participant's consecutive Years of Participation.

                            Article 6
                          Death Benefit

6.1 Death Benefit. If a Participant dies before he has received any of his benefit from this Plan, the Employer will pay the Participant's beneficiary a Death Benefit calculated as set forth in Section 6.4 below. If a Participant dies after receiving only a portion of either his Normal Retirement Benefit, Early Retirement Benefit or Disability Benefit, his Beneficiary will receive the remaining benefits.

6.2 Mode of Payment. A Participant's Death Benefit shall be paid to his designated Beneficiary in a lump sum if the Participant dies before receiving any benefit payments from this Plan. If a Participant had begun to receive either a Normal Retirement Benefit, Early Retirement Benefit or Disability Benefit at the time of his death, the Participant's beneficiary would receive, as the Participant's Death Benefit, the balance of the remaining payments to which the Participant was entitled to be paid, in the same manner and frequency enjoyed by the Participant unless the Committee approves a request by the Beneficiary for an alternative method of payment.

6.3 Time of Payment. If a Participant had not begun to receive a benefit under this Plan at the time of his death, said
     Participant's Death Benefit will be paid to the Participant's beneficiary as soon as practicable after the Committee receives required proof of death and the Beneficiary is determined.

6.4 Calculation of Benefit. The calculation for a Participant who dies before he has received any of his benefit from this Plan shall utilize the classifications set forth in Section
     3.4 of this Plan. Except as provided in Section 6.2 of this Plan, (i) the Beneficiary of a Participant in Category A or B shall receive a Death benefit in the amount of 4.5 times the Participant's Compensation at the time of the Participant's death; and (ii) the Beneficiary of a Participant in Category C shall receive a Death Benefit in the amount of 2.5 times the Compensation of that Participant at the time of his death. Death Benefit payments to a Beneficiary of a Participant who had not received any benefit payments from the Plan at the time of his death, will consist of the greater of (i) the benefit calculated pursuant to Section 6.4; or (ii) the accrued benefit under the Plan.

                            Article 7
                     Beneficiary Designation

7.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as contingent).

7.2 Change of Beneficiary Designation. Any beneficiary designation may be changed by a Participant at any time by filing, in writing, such change on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The Committee shall be entitled to rely on the last designation filed by the Participant prior to his death.

7.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the Participant's surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the Participant's personal representative (executor or administrator of the Participant's estate).

7.4 Effect of Payment. The payment of benefits under the Plan to the deemed Beneficiary shall completely discharge the Employer's obligations under this Plan.

                            Article 8
             Termination, Amendment or Modification

8.1 Termination. The Employer reserves the right to terminate the Plan at any time. Upon termination of the Plan, each Participant shall receive his accrued benefit in lump sum or in annual installments over a period of fifteen (15) years, as determined by the Committee. Payments will be made as soon as practicable after termination. However, no payment will be made at the time of termination of this Plan if the Employer immediately adopts a replacement Plan offering at least equivalent Retirement Benefits for those Participants of the terminated Plan.

8.2 Amendment. The Employer may, at any time, amend or modify the Plan in whole or in part, provided, however, that the amendment or modification of the Plan shall not affect any Participant or beneficiary who has become entitled to the payment of a benefit under the Plan as of the date of the amendment or modification.

                            Article 9
                          Miscellaneous

9.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

9.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owned by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

9.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

9.4 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

9.5 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

9.6 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.7 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Kansas.

9.8 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

9.9 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to:

     Mayflower Contract Services, Inc.
     ATTN: Chief Executive Officer
     Mayflower Contract Services, Inc.
     Executive Retirement Plan
     5360 College Boulevard, Suite 200
     Overland Park, KS  66211

     with copies to:

     Senior Vice President - Corporate Development

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

9.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

9.11 Payment to Legal Representatives. If any person to whom benefit payments are due or payable under this Plan shall be unable to care for his affairs because of illness or accident, any such payment may be made, unless prior written claim thereto shall have been made by a duly qualified guardian or other legal representative, to the spouse, parent, brother, sister or other person deemed by the Committee to have incurred expense for such person and on such terms as the Committee may impose. Any such payment and any payment to a participant or to the surviving spouse or other designated beneficiary (or estate) of a deceased participant or to his legal representative made pursuant to the provisions of this plan shall, to the extent thereof, be in full satisfaction of all claims arising hereunder against this plan, the Employer, the Committee, the Trustee and any of their subsidiaries, and any and all of them.

                           Article 10
                         Administration

10.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of persons appointed by the Compensation Committee of the Board of Directors of Mayflower Group, Inc. Members of the Committee may be Participants under this Plan. The Committee shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

10.2 Agents. In the administration of this Plan, the Committee may, from time to time, employee agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Employer.

10.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4 Indemnity of Committee. The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

10.5 Employer Information. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the salary of all Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of all Participants, and such other pertinent information as the Committee may reasonably require.

10.6 Change in Payments. The Committee shall have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or Beneficiary from that which would be otherwise payable to such person, if requested to do so by such Participant or Beneficiary.




                         FIRST AMENDMENT
                               TO
                MAYFLOWER CONTRACT SERVICES, INC.
                    EXECUTIVE RETIREMENT PLAN

     Pursuant to Section 8.2 of the Mayflower Contract Services,
Inc. Executive Retirement Plan (the "Plan"), Mayflower Contract
Services, Inc., by its Board of Directors, hereby adopts the following amendments to the Plan as of March 17, 1994:

1. Section 3.4 of the Plan shall be amended and restated in its entirety as follows:

     3.4 Calculation of Benefit. There shall be four classifications of Normal Retirement Benefit within the Plan. A Participant shall be advised at the time he executes a Participation Agreement in which of the four categories and, if appropriate, at what level in his category he is classified. If a Participant is moved to another category or to a different level within his category during the term of his employment, the Committee shall notify the Participant in writing of the reclassification and the reason(s) therefor. Any change in a Participant's classification will be subject to approval by the Employer's Board of Directors. A Participant is subject to movement within or among the categories until his termination of employment or disability, at which time the Committee shall advise the Participant in which of the four categories and, if appropriate, at what level within his category he is classified for benefit purposes.
          The Normal Retirement Benefits for the categories are as set forth below:

          Category A - sixty percent (60%) of the Participant's average final compensation

          Category B - fifty percent (50%) of the Participant's average final compensation

          Category C - forty-five percent (45%) of the Participant's average final compensation

          Category D - a range from twenty-five percent (25%) to thirty-five percent (35), inclusive, of the Participant's average final compensation

2. Section 6.4 is hereby amended and restated in its entirety as follows:

     6.4 Calculation of Benefit. The calculation for a Participant who dies before he has received any of his benefit in this Plan shall utilize the classifications set forth in Section 3.4 of this Plan. Except as provided in Section 6.2 of this Plan, (i) the Beneficiary of a Participant in Category A or B shall receive a Death Benefit in the amount of 4.5 times the Participant's Compensation at the time of the Participant's death; and (ii) the Beneficiary of a Participant in Category C or D shall receive a Death Benefit in the amount of 2.5 times the Compensation of that Participant at the time of his death. Death Benefit payments to a Beneficiary of a Participant who had not received any benefit payments from the Plan at the time of his death will consist of the greater of
          (iii) the benefit calculated pursuant to Section 6.4; or (iv) the accrued benefit under this Plan.

3. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Plan.